Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-56591 on Form S-8 of our report dated December 22, 2010, relating to the financial statements appearing in the Annual Report on Form 10-K of Williams Controls, Inc. for the year ended September 30, 2010.

/s/ Moss Adams LLP

Portland, Oregon

May 26, 2011